                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): November 17,
                              2004

                          VERSAR, INC.
      (Exact name of registrant as specified in its charter)

           DELAWARE           1-09309              54-0852979
 (State or other jurisdiction(Commission         (IRS Employer
      of incorporation)     File Number)      Identification No.)

         6850 Versar Center, Springfield, Virginia 22151
                      (Address of Principal
                       Executive Offices)


                         (703) 750-3000
       (Registrant's telephone number, including area code)

                         Not Applicable
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

     The Versar Inc. (the "Company") 2005 Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors on September 17, 2004 and was approved by the Company's stockholders at the Company's annual meeting on November 17, 2004. The ESPP will become effective on January 1, 2005. The ESPP will allow eligible employees of the Company and its designated affiliates to purchase, through payroll deductions, shares of common stock of the Company. Below is a summary of the principal provisions of the ESPP and its operation. The following description of the ESPP is qualified in its entirety by reference to full text of the ESPP which was filed with the Company's proxy statement on November 8, 2004.

     The ESPP is designed to retain and motivate the employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company on a tax-favored basis. In particular, the ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the United States Internal Revenue Code, as amended ("Section 423"), and thereby to allow participating employees to defer recognition of taxes when purchasing the Company's common stock at a discount under the plan. The Company will not reserve shares of authorized but unissued common stock for issuance under the ESPP. Instead, a designated broker (initially expected to be Wachovia) will be purchasing shares for participants on the open market. To the extent the Company offers to sell shares at a price below fair market value, the Company will make cash payments to the broker to subsidize the discount.

      Administration. The ESPP will be administered by the Board of Directors or a person or committee appointed from time to time by the Board of Directors (the "Administrator"). The Board of Directors or the Administrator, if one has been appointed, is vested with full authority to construe, interpret, and apply the terms of the ESPP, to determine eligibility, to adjudicate all disputed claims under the ESPP, to adopt, amend and rescind any rules deemed appropriate for the administration of the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. Determinations by the Board of Directors or the Administrator as to the interpretation and operation of the ESPP will be final and binding on all parties.

     Offering Periods And Purchase Dates. Under the ESPP, twelve monthly offerings (each, an "Offering") of shares of the Company's common stock will be made each year. Generally, each Offering is of one (1) month's duration beginning on the first day of each calendar month (e.g., January 1, February 1, March 1, etc.) and ending on the last day of the same calendar month (the "Purchase Period"). The first Offering will begin on or after January 1, 2005 and will end on the last day of the calendar month in which the first Offering begins. The Administrator or the Board of Directors may change the Purchase Period associated with future Offerings to up to 27 months, without stockholder approval.

     Eligibility. All employees of the Company and its designated subsidiaries (including designated related entities, for sub-plans) will be eligible to participate in the ESPP, except persons whose customary employment is less than 20 hours per week or five months or less per year, before the first business day of the Purchase Period. Persons who are deemed for purposes of
Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), to own shares of common stock possessing 5% or more of the total combined voting power or value of all classes of common stock or shares of a subsidiary will be ineligible to participate in the ESPP. In addition, if an option granted pursuant to the ESPP would permit a person's rights to purchase shares of common stock to accrue at a rate that exceeds the $25,000 fair market value ("Fair Market Value") of such common stock, such person will not be eligible to participate in the ESPP. In addition, the Board of Directors or the Administrator, in its sole discretion, may permit Company directors, employees who are 5% or more stockholders, and independent contractors to participate in certain sub-plans which are not designed to qualify as Code Section 423 plans. As of September 20, 2004, the Company and its designated affiliates had no independent contractors and approximately 366 employees, including one employee who also serves as a director, who was eligible to participate in the ESPP.

      Participation. Eligible employees may elect to participate in one or more of the Offerings, by electing to make payroll deductions during the Offering. The amount of the payroll deductions must not be less than $25.00 per payroll period and must not exceed a percentage (initially 25%) of the participant's annual compensation that the Board of Directors or the Administrator establishes from time to time. A participant may not purchase more than 500 shares of common stock during an Offering, subject to both adjustment for capital changes and to the discretion of the Board of Directors or the Administrator to revise this number for any Offering before it commences. All sums deducted from the regular compensation of participants will be credited to a share purchase account established for each participant on the Company's books, but prior to use of these funds for the purchase of shares of the Company's common stock in accordance with the ESPP, the Company may use these funds for any valid corporate purpose. The Company will not be under any obligation to pay interest on funds credited to a participant's stock purchase account in any event.

      Price. The price per share of common stock sold under the ESPP during an Offering will be 90% of closing price of the Company's shares on the American Stock Exchange on the last day of such Offering; provided that, before the first business day of any Purchase Period, the Board of Directors or the Administrator may establish a different formula for determining the price, so long as the formula does not result in a lower price than is allowed under Code Section 423(b)(6). Each participating employee will receive an option, effective on the first day of the Offering, to purchase shares of common stock on the last day of the Offering. The number of shares which a participant may purchase under the option during each Offering will be the quotient of the aggregate payroll deductions in the Offering authorized by the participant, and not withdrawn, divided by the applicable purchase price.

      Purchase of Shares. A participant's option to purchase common stock pursuant to the ESPP will be automatically exercised on the last day of each applicable Offering. Before that date, a participant may terminate his or her participation in the ESPP by providing written notice to the Company or its designated broker at least five days prior to the last day of the Offering. A participant who terminates his or her participation in the ESPP during an Offering will receive a refund of his or her ESPP contributions. If a participant fails to work at least 20 hours per week during an Offering, the participant shall be deemed to have terminated his or her participation in the ESPP. Other than terminating his or her participation in the ESPP altogether, once an Offering begins, a participant may not increase or decrease how much he or she has elected to contribute to the ESPP during the Offering (unless the Board of Directors or the Administrator provides for such before the Offering begins).

      The designated broker will purchase the shares of common stock authorized for issuance under the ESPP on the open market. To the extent that the purchase price for the shares is below Fair Market Value for any Purchase Period, the Company will pay the designated broker the amounts necessary to subsidize the purchase price for shares purchased on the open market.

     Transferability. Options under the ESPP may not be assigned, transferred, pledged, or otherwise disposed of except by will or in accordance with the laws of descent and distribution.

       Employment Termination. If a participant's employment terminates for any reason, his or her payroll deductions or contributions will be refunded, and the participant will have up to thirty days to transfer common stock from the ESPP to himself or herself, a designated beneficiary, or a broker. If the participant's shares of common stock are not so transferred, a share certificate will be issued and mailed to the participant.

     Duration of ESPP. The ESPP will expire on December 31, 2014, unless the Board exercises its discretion to terminate it on an earlier date.

     Amendment or Termination of the ESPP. The Company's Board of Directors may at any time amend or terminate the ESPP, subject to stockholder approval to the extent the Board of Directors or the Administrator determines that such approval is required by the listing standards of the American Stock Exchange or appropriate, for example, to conform the ESPP with Section 423 of the Code (currently, for example, the approval of the stockholders of the Company is required to increase the number of shares of common stock authorized for purchase under the ESPP or to change the class of employees eligible to receive options under the ESPP, other than to designate additional affiliates as eligible subsidiaries for the ESPP).

      Change in Company Capital Structure. If there is any change in the shares of the Company as a result of a merger, consolidation, reorganization, recapitalization, exchange of shares, change in corporate structure, or similar event, appropriate arrangements will be made so that each option under the ESPP will be assumed or equivalent option substituted by the resulting entity or the Purchase Period will be shortened to allow for the completion of purchases under outstanding options under the ESPP.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           VERSAR, INC.



Date: November 23, 2004             By: /s/ Lawrence W. Sinnott
					   ______________________________
                                 Lawrence W. Sinnott
                                 Senior Vice President, Chief
                                 Financial Officer and Treasurer
                                 (Principal Financial Officer)